EMPLOYMENT AGREEMENT


         This Agreement, is made and dated as of April 17, 1997, by and between PEOPLES BANK & TRUST COMPANY, an Indiana bank and trust company ("Employer"), and GERALD R. FRANCIS, a resident of Indiana ("Employee").

                               W I T N E S S E T H

         WHEREAS, Employee has been employed by Employer as an executive officer and has made valuable contributions to the profitability and financial strength of Employer;

         WHEREAS, Employer desires to encourage Employee to continue to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

         WHEREAS,   Employee   desires  to  be  assured  of  a  secure   minimum
compensation from Employer for his services over a defined term;

         WHEREAS, Employer desires to assure the continued services of Employee on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Employer;

         WHEREAS, Employer recognizes that when faced with a proposal for a change of control of Employer, Employee will have a significant role in helping the Board of Directors assess the options and advising the Board of Directors on what is in the best interests of Employer and its shareholders, and it is necessary for Employee to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

         WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee by Employer as its President and Chief Operating Officer, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

          1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee as Employer's President and Chief Operating Officer, and Employee accepts such employment.

         2. Employee agrees to serve as Employer's President and Chief Operating Officer and to perform such duties in that office as may be prescribed by the Employer's Bylaws and as may reasonably be assigned to him by Employer's Chief Executive Officer and those generally associated with the office held by Employee as determined by the Chief Executive Officer from time to time. Employer shall not, without the written consent of Employee, relocate or transfer Employee to a location more than 30 miles from his current employment location. While employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business and the business of its parent and subsidiaries.

          3. The term of this  Agreement  shall be for an initial  term of three
(3) years commencing on the April 17, 1997 (the "Effective Date"), and terminating April 17, 2000; provided, however, that such term shall be extended for an additional year on each annual anniversary of the Effective Date, unless either party thereto gives written notice to the other party not to so extend within the period of ninety (90) days prior to an anniversary, in which case no further extension shall occur and the term of this Agreement shall end two years subsequent to the annual anniversary immediately following the date on which the notice not to extend for an additional year is given (such term, including any extension thereof shall herein be referred to as the "Term").

          4.  Employee  shall  receive  an  annual  salary  of  $185,000  ("Base
Compensation"), payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Employee and thereby increase his Base Compensation.

          5. So long as  Employee  is  employed  by  Employer  pursuant  to this
Agreement, he shall be included as a participant in all present and future employee benefit, retirement, and compensation plans generally available to employees of Employer, consistent with his Base Compensation and his position as President and Chief Operating Officer of Employer, including, without limitation, any 401(k) plan, stock incentive plan, employee stock purchase plan, executive bonus plan, and group life insurance plans.

          6. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employer shall continue in effect vacation policies applicable to Employee no less favorable from his point of view than those written vacation policies in effect on the date hereof. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to office space and working conditions no less favorable than were in effect for him on the date hereof.

         7. Employee's employment with Employer may be terminated prior to the expiration of the Term as follows:

         (A) The Employer may immediately upon written notice terminate Employee for cause. "Cause" shall be defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty involving personal profit, (iv) intentional failure to perform stated duties, (v) conviction of a violation of any law, rule, or regulation (other than traffic violations or similar offenses) or cease-and-desist order,
                  (vi) moral turpitude reflecting adversely on the reputation of the Employer, or (vii) any material breach of any term, condition or covenant of this Agreement. The Employer shall have no further liability to Employee under this Agreement for any period subsequent to the termination for Cause.

         (B) Either party may terminate this Agreement during the Term without Cause, upon sixty (60) days prior written notice to the other party. If the Employer terminates the Employee without Cause (as defined above), or if Employee terminates his employment for Good Reason (as defined below), except as provided in Section 7(C) below:

                  (i) Compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination specified in the notice of termination; and any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans;

                  (ii) In addition, the Employer shall pay the Employee a lump sum severance payment equal to Employee's Base Compensation for the immediately preceding calendar year; and

                  (iii) In addition, for one (1) year following termination, Employer will maintain in full force and effect for the continued benefit of Employee and his dependents each employee medical and life benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended) in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent benefit is provided by another source. If the terms of any employee medical and life benefit plan of Employer or applicable laws do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. The right of Employee to continued coverage under the health and medical insurance plans of Employer pursuant to
                           Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") shall commence upon the expiration of such period. Notwithstanding the foregoing, Employer shall not be obligated to continue life insurance benefits if the insurer does not consent to such continuation and no disability insurance benefit shall continue past Employee's date of termination of employment.

For purposes of this Agreement, "Good Reason" for Employee to terminate his employment with Employer means: (i) a substantial reduction in Employee's responsibility and authority over the management and affairs of Employer without Employee's consent or; (ii) any material breach of any term, condition or covenant of Employer under this Agreement; or (iii) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee.

         (C)      If,  following  a  Change  of  Control,   Employer  terminates
                  Employee without Cause (as defined above) or Employee terminates his employment with Employer for Good Reason (as defined above) in lieu of any payments or coverage provided under Section 7(B) above,

                  (i) Compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination specified in the notice of termination; and any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans;

                  (ii) In addition, the Employer shall pay the Employee a severance payment equal to 299% of the Employee's Average Annual Compensation. Such severance payment shall be due and payable on the date fifteen calendar days following the date on which Employee's employment terminates under this Section 7(C), unless, prior to the date 90 days before the date on which a Change of Control occurs, Employee files with the Secretary of Employer a duly executed irrevocable written election to defer such payment, specifying the date or dates on which such payment (or installments in the aggregate equal to such payment) shall be made; provided, that no such deferral election shall provide for any payment later than 10 years after termination of employment. Such deferred payment obligation shall bear interest from the date on which it would otherwise be payable until the date paid at 6% per year. For purposes of figuring the severance payment, Employee's "Average Annual Compensation" shall equal the average annual compensation, including bonuses and taxable fringe benefits, which was paid by the Employer and includible in the gross income of the Employee for the five most recent taxable years ending, or such portion of the five year period during which Employee performed services for the Employer, before the Change of Control. Anything in this Agreement to the contrary notwithstanding, in the event that the Employer's independent public accountants determine that any payment by the Employer to or for the benefit of the Employee, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by the Employer for federal income tax purposes because of Section 280G of the Code, then the amount payable to or for the benefit of the Employee pursuant to this Agreement shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 7(C), the "Reduced Amount" shall be the amount which maximizes the amount payable without causing any portion of the payment to be non-deductible by the Employer because of Section 280G of the Code; and

                  (iii) In addition, for one (1) year following termination, Employer will maintain in full force and effect for the continued benefit of Employee and his dependents each employee medical and life benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended) in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent benefit is provided by another source. If the terms of any employee medical and life benefit plan of Employer or applicable laws do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. The right of Employee to continued coverage under the health and medical insurance plans of Employer pursuant to
                           Section 4980B of the Code shall commence upon the expiration of such period. Notwithstanding the foregoing, Employer shall not be obligated to continue life insurance benefits if the insurer does not consent to such continuation and no disability insurance benefit shall continue past Employee's date of termination of employment.

         For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than William E. "Mac" McWhirter, or his spouse or lineal descendants, becomes the beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors January 24, 1996 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.

         (D) Employee's employment with Employer shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive sixty (60) day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

         8. In order to induce Employer to enter into this Agreement, Employee hereby agrees as follows:

         (A) Unless otherwise required to do so by law, including the order of a court or governmental agency, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODEss. 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secrets or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, since such trade secrets and confidential information are confidential and shall at all times remain the property of Employer.

         (B) For a period of one (1) year after termination of Employee's employment with Employer for any reason, Employee shall not
                  (a) compete, directly or indirectly, with the business of Employer as conducted during the term of this Agreement (which business shall include the financial services industry), or have any interest (including any interest or association, including but not limited to, that of owner, part owner, partner, shareholder, director, officer, employee, agent, consultant, lender or advisor) in any person, firm or entity which competes with Employer and has offices physically located in the Indianapolis metropolitan statistical area (each such person, firm or entity is referred to as "Competitor"); (b) solicit or accept business for or on behalf of any Competitor; or (c) solicit, induce or persuade, or attempt to solicit, induce or persuade, any person to work for or provide services to or provide financial assistance to, any Competitor. Nothing contained in this Section 8(B) shall be deemed to prevent or limit the Employee's right either to be a mere customer of any Competitor, or to invest in the capital stock or other securities of any business solely as a passive or minority investor, provided that his holdings do not exceed five percent (5%) of the issued and outstanding capital stock of such business.

         (C) If Employee's employment by Employer is terminated for any reason, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, records, drawings, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

         (D) Employee acknowledges that the covenants of this Section 8 are reasonable in scope and duration and reasonably necessary and appropriate to protect the goodwill and other appropriate interests of Employer following Employee's termination and that any violation of such covenants by Employee would result in irreparable harm to Employer, for which any remedy at law would be inadequate. In addition to any other remedy to which it may be entitled, Employer shall be entitled to equitable relief, including specific performance, for any violation of
                  Section 8.

         9. Any termination of Employee's employment with Employer as contemplated by section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to section 7 based on Cause, Good Reason on following a Change of Control shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         10. If a dispute arises regarding the termination of Employee pursuant to Section 7 hereof or as to the interpretation or enforcement of this Agreement, said dispute shall be resolved by binding arbitration in Indianapolis, Indiana determined in accordance with the rules of the American Arbitration Association. Notwithstanding the foregoing, Employer shall be entitled to seek any remedy in a proceeding at law or in equity in any court having jurisdiction for any breach of Section 8. If said dispute arises, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to defend against any action taken by the Employer, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee obtains either a written settlement or a final judgment by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten days of Employee's furnishing to the Employer written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

         11. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

         12. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:            Gerald R. Francis
                                    ======================

         If to Employer:            Chairman of the Board of Directors
                                    Peoples Bank & Trust Company
                                    130 East Market Street
                                    Indianapolis, Indiana 46204

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana.

         14. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance reasonably satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be deemed a termination pursuant to Section 7(C). As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

         15. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         16. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. This is the entire agreement between Employer and Employee concerning the subject matter hereof and all prior agreements, written or oral, are superseded.

         17. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         18. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in section 11 and section 14 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in section 11 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.
                            [signature page follows]

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the date first written above.


                                   "Employer"

                                                PEOPLES BANK & TRUST COMPANY


                                       By:    /s/ William E. McWhirter
                                              -------------------------------
                                              William E. McWhirter
                                              Chief Executive Officer



                                   "Employee"


                                              /s/ Gerald R. Francis
                                              -------------------------------
                                                Gerald R. Francis